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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          August 6, 1998
                                                ----------------------------


                            CASH TECHNOLOGIES, INC.
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               (Exact name of Registrant as specified in charter)
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
     Delaware                      000-24569        95-4558331
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(State or other jurisdiction      (Commission    (IRS Employer
 of incorporation)                File Number)   Identification No.)

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        1434 West 11th Street   Los Angeles, California 90015
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    (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code           (213)745-2000
                                                   -----------------------------


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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER ITEMS

     On August 6, 1998, the Board of Directors of the Company voted to increase the size of the Board of Directors from two (2) to five (5) persons. The new directors of the Company are Messrs. Robert Fagenson, Edward G. Harshfield and Vincent Carrino. The continuing directors are Mr. Bruce Korman and Mr. Richard Miller. All of the Company's five directors will serve until the next annual meeting of shareholders.

     Mr. Fagenson is the managing partner of the New York Stock Exchange specialist firm of Fagenson, Frankel & Streicher. Mr. Fagenson presently serves as Vice Chairman of the New York Stock Exchange.

     Mr. Harshfield is Vice Chairman of California Federal Bank FSB, one of the nation's largest savings institutions.

     Mr. Carrino is a founder and Managing Partner of Brookhaven Capital, a California based investment firm with over $300 million in managed funds. Mr. Carrino is also a director of Rentway, Inc. and Showpower, Inc. two publicly-held companies.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

None.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CASH TECHNOLOGIES, INC.
                                    (Registrant)


                                    By:  /s/Bruce Korman
                                       -------------------------------
                                         Bruce Korman
                                         Chief Executive Officer
Dated:  August 10, 1998